UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2022

GINKGO BIOWORKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40097	87-2652913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Drydock Avenue

8th Floor

Boston, MA 02210

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 422-5362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DNA	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	DNA.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 10, 2022, Ginkgo Bioworks Holdings, Inc. (the “Company”) held its 2022 annual meeting of shareholders (the “Annual Meeting”). A total of 859,915,040 shares of Class A common stock and 351,470,842 shares of Class B common stock were present or represented by proxy at the Annual Meeting, representing approximately 81.47% of shares of Class A common stock and Class B common stock, entitled to vote as a single class at the Annual Meeting, and representing approximately 89.15% of shares of Class B common stock entitled to vote as a separate class at the Annual Meeting. The shareholders voted on the matters presented at the Annual Meeting, and the shares present, in person or by proxy, were voted as follows:

1. Election of Directors

Proposal one was the election of eight nominees to serve as directors of the Company, each until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified. Holders of the Class B common stock, voting as a separate class, voted upon two nominees designated to be elected by the holders of Class B common stock. Holders of the Class A common stock and Class B common stock, voting together as a single class, with holders of Class A common stock having one (1) vote per share and holders of Class B common stock having ten (10) votes per share, voted upon six nominees designated to be elected by the holders of Class A common stock and Class B common stock. The results of the vote were as follows:

Director nominees designated to be elected by holders of Class B common stock:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jason Kelly	3,500,027,740	1,713,590	89,660	83,307,825
Reshma Shetty	3,501,741,330	0	89,660	83,307,825

Director nominees designated to be elected by holders of Class A and Class B common stock (voting together as a single class):

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Arie Belldegrun	4,265,404,820	20,950,336	4,960,479	83,307,825
Marijn Dekkers	4,247,476,853	37,671,449	6,167,333	83,307,825
Christian Henry	4,216,746,933	68,285,199	6,283,503	83,307,825
Reshma Kewalramani	4,279,639,873	8,544,857	3,130,905	83,307,825
Shyam Sankar	4,211,195,619	76,589,081	3,530,935	83,307,825
Harry E. Sloan	4,229,850,736	51,996,730	9,468,169	83,307,825

Pursuant to the foregoing votes, the eight nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional director nominations brought before the meeting.

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm

Proposal two was the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, designated to be voted upon by the holders of Class A common stock and Class B Common stock, voting together as a single class, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,365,263,156	5,152,427	4,207,877	0

Pursuant to the foregoing vote, the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GINKGO BIOWORKS HOLDINGS, INC.

Date: June 13, 2022	By:	/s/ Mark Dmytruk
	Name:	Mark Dmytruk
	Title:	Chief Financial Officer